QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of our report dated March 1, 2011, relating to the consolidated financial statements and financial statement schedule of Starwood Property Trust, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of Starwood Property Trust, Inc. for the year ended December 31, 2010.

  •
  Registration Statement No. 333-161402 on Form S-8

  •
  Registration Statement No. 333-169008 on Form S-3

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 1, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM